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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the Summit Care Corporation 401(k) Savings, effective as of July 1, 1997 of our report dated August 19, 1996, with respect to the consolidated financial statements and schedule of Summit Care Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP
Los Angeles, California
June 19, 1997